SUPPORT AND STANDSTILL AGREEMENT

THIS SUPPORT AND STANDSTILL AGREEMENT dated this 2nd day of August, 2024 (this "Agreement"), is made by and among 22NW Fund, LP, a limited partnership existing under the laws of Delaware ("22NW"), WWT Opportunity #1 LLC, a limited liability company existing under the laws of Delaware ("WWT") and DIRTT Environmental Solutions Ltd., a corporation existing under the laws of Alberta ("DIRTT").

WHEREAS 22NW beneficially owns, or exercises control or direction over, an aggregate of 57,447,988 common shares in the capital of DIRTT ("Shares") (excluding Shares issuable upon the conversion of the January Debentures and the December Debentures subject to the Debt Purchase Agreement (each as defined herein));

AND WHEREAS 22NW and DIRTT previously entered into a support and standstill agreement dated March 22, 2024 (the "Original Agreement"), which is superseded and replaced by this Agreement;

AND WHEREAS WWT beneficially owns, or exercises control or direction over, an aggregate of 53,380,753 Shares;

AND WHEREAS pursuant to an agreement entered into by 22NW and DIRTT concurrently herewith (the "Debt Purchase Agreement"), 22NW has agreed to sell, and DIRTT has agreed to purchase, all debentures of DIRTT owned by 22NW and its Affiliates, being C$18,915,000 principal amount of DIRTT's 6.00% convertible unsecured subordinated debentures due January 31, 2026 ("January Debentures") and C$13,638,000 principal amount of DIRTT's 6.25% convertible unsecured subordinated debentures due December 31, 2026 (the "December Debentures");

AND WHEREAS DIRTT, 22NW and WWT wish to enter into this Agreement in order to reflect their mutual agreement with respect to certain matters related to the 2025 Meeting, the 2026 Meeting and the 2024 SRP Meeting (each as defined herein) and certain related matters;

NOW THEREFORE in consideration of the respective representations, warranties, covenants, agreements and conditions hereinafter set forth and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party hereto), the parties hereto agree as follows:

Section 1.
Rules of Interpretation
1.1
In this Agreement, unless the context requires otherwise, words in one gender include all genders and words in the singular include the plural and vice versa.
1.2
The inclusion in this Agreement of headings of Sections are for convenience of reference only and are not intended to be full or precise descriptions of the text to which they refer.
1.3
Unless the context requires otherwise, references in this Agreement to Sections are to Sections of this Agreement.
1.4
Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" and the words following "include", "includes" or "including" shall not be considered to set forth an exhaustive list.

1.5
The words "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions shall be construed as referring to this Agreement in its entirety and not to any particular Section or portion of it.
1.6
Unless otherwise indicated, all references in this Agreement to any statute include the regulations thereunder, and for any statute or regulation in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith.
1.7
All references herein to any agreement (including this Agreement), document or instrument mean such agreement, document or instrument as amended, supplemented, modified, varied, restated or replaced from time to time in accordance with the terms thereof and, unless otherwise specified therein, includes all schedules and exhibits attached thereto.
Section 2.
Defined Terms
2.1
"2024 SRP Meeting" means the special meeting of shareholders of DIRTT to be held within six months, or such other date as may be agreed to by the TSX, of the adoption of the Rights Plan to consider the approval of the Rights Plan.
2.2
"2025 Meeting" means the annual meeting of shareholders of DIRTT to be held in 2025 at which directors are to be elected and any other meeting of shareholders of DIRTT in 2024 or 2025 at which directors are to be elected.
2.3
"2026 Meeting" means the annual meeting of shareholders of DIRTT to be held in 2026 at which directors are to be elected and any other meeting of shareholders of DIRTT in 2026 at which directors are to be elected.
2.4
"22NW" shall have the meaning ascribed thereto in the recitals.
2.5
"ABCA" means the Business Corporations Act (Alberta).
2.6
"Affiliate" means, with respect to any party to this Agreement, any Person which (i) Controls, (ii) is Controlled by, or (iii) is under common Control with, such party.
2.7
"Board" means the board of directors of DIRTT.
2.8
"Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in Calgary, Alberta are authorized or obligated by law to close.
2.9
"Capped Amount" means 57,447,988 Shares (including Shares issuable on the conversion, exercise or exchange of Convertible Securities), as may be adjusted for stock splits, reclassifications, combinations and other similar adjustments of the Shares.
2.10
"Control" means, when applied to the relationship between a Person and a corporation, the beneficial ownership by that Person at the relevant time of shares of that corporation carrying the greater of (i) a majority of the voting rights ordinarily exercisable at meetings of shareholders of that corporation, and (ii) the percentage of voting rights ordinarily exercisable at meetings of shareholders of that corporation that are sufficient to elect a majority of the directors, and, when applied to the relationship between a Person and a partnership, limited partnership, trust, joint venture or other entity, means the beneficial ownership by that Person at the relevant time of more than 50% of the ownership interests of the partnership, limited partnership, trust, joint venture or other entity, or the contractual right to direct the affairs of the partnership, limited partnership, trust, joint venture or other entity; and the words "Controlled by", "Controlling" and similar words have corresponding meanings; provided, that a Person who Controls a corporation, partnership, limited partnership, joint venture or other entity will be deemed to Control a corporation, partnership, limited partnership, trust, joint venture or other entity which is Controlled by such Person and so on. For the purposes of this Agreement, Aron English is deemed to Control 22NW and Shaun Noll is deemed to Control WWT.
2.11
"Convertible Security" means a security convertible, exercisable or otherwise exchangeable into a Share.
2.12
"DIRTT" shall have the meaning ascribed thereto in the recitals.
2.13
"DIRTT Nominees" means each of the directors nominated by the Board and recommended by the Board for election to the Board at each of the 2025 Meeting and the 2026 Meeting.
2.14
"Early Warning Requirements" means the disclosure requirements set out in National Instrument 62-103- The Early Warning System and Related Take-Over Bid and Insider Reporting Issues and National Instrument 62-104- Take-Over Bids and Issuer Bids.
2.15
"Fall Off Event" means any event where (i) DIRTT or any of its Affiliates enters (or publicly announces that it plans to enter) into a definitive agreement involving, or resulting in, any other Person acquiring (together with its Affiliates and joint actors) 20% or more of the outstanding Shares (including Shares issuable on the conversion, exercise or exchange of Convertible Securities) or 20% or more of the outstanding shares of any class of any subsidiary of DIRTT or all or substantially all of DIRTT or any of its Affiliates' assets (whether by business combination, amalgamation, plan of arrangement, tender offer, take-over bid, exchange offer, recapitalization, restructuring, liquidation, sale, equity issuance or otherwise); or (ii) any other Person (other than a Shareholder), together with its Affiliates and joint actors, commences a take-over bid in accordance with Canadian securities laws by filing a take-over bid circular, or otherwise acquires beneficial ownership of 20% or more of the outstanding Shares (including Shares issuable on the conversion, exercise or exchange of Convertible Securities). For greater certainty, "Fall Off Event" shall not include any internal reorganization or similar transaction involving DIRTT, its Affiliates or subsidiaries, provided any such transaction does not result in any change in the beneficial ownership of Shares or any transaction where an underwriter or member of a banking or selling group becomes the beneficial owner of 20% or more of the Shares (including Shares issuable on the conversion, exercise or exchange of Convertible Securities) in connection with a distribution of securities of the Company pursuant to an underwriting agreement with the Company.
2.16
"Person" means any individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or governmental entity, and pronouns have a similarly extended meaning.
2.17
"Regulations" mean all statutes, laws, rules, orders, judgements, writs, injunctions, decrees, regulations and directions of governmental or other competent authorities, governmental boards or agencies, tribunals, courts, commissions, administrative agencies, stock exchanges, arbitrators, or judicial authorities having jurisdiction over the parties hereto.

2.18
"Replacement Shareholder Director" shall have the meaning ascribed thereto in Section 3.2.
2.19
"Representatives" means, in relation to a party to this Agreement, its Affiliates and its and their respective directors, officers, employees, agents, professional advisors and other Persons in similar capacity; provided that such agents, professional advisors and other Persons are acting on behalf of or in connection with their service to a party to this Agreement.
2.20
"Shareholders" means collectively 22NW and WWT, and "Shareholder" means either one.
2.21
"Shares" shall have the meaning ascribed thereto in the recitals.
2.22
"Rights Plan" means the amended and restated shareholder rights plan agreement dated effective August 2, 2024 which amends and restates the shareholder rights plan agreement dated March 22, 2024 between DIRTT and Computershare Trust Company of Canada, as rights agent, as it may be amended from time to time.
2.23
"Shareholder Directors" shall mean, collectively, the 22NW Director and the WWT Director.
2.24
"Termination Date" shall have the meaning ascribed thereto in Section 8.1.
2.25
"TSX" means the Toronto Stock Exchange.
2.26
"WWT" shall have the meaning ascribed thereto in the recitals.
Section 3.
DIRTT Nominees and Support
3.1
Subject to Section 3.5, each Shareholder, on behalf of itself and each of its Affiliates, hereby agrees to complete and cause the management forms of proxy, voting instruction forms and other voting directions, as applicable, in respect of all Shares that it is entitled to vote at each of the 2025 Meeting and the 2026 Meeting (and at any other meeting of DIRTT held prior to the Termination Date at which directors are to be elected), to be validly executed and delivered and to be voted in favour of the election of the DIRTT Nominees, and not withdraw those forms of proxy or voting instructions or directions, as applicable. Each Shareholder shall take all other necessary or advisable actions to cause such Shares to be so voted and shall provide evidence to DIRTT that such Shares have been voted in accordance with this Agreement at least seven Business Days prior to each of the 2025 Meeting and the 2026 Meeting (and at any other meeting of DIRTT held prior to the Termination Date at which directors are to be elected).
3.2
Subject to 22NW, together with its Affiliates, continuing to beneficially own, or exercising control or direction over at least the lesser of (i) not less than 20% of the then issued and outstanding Shares and (ii) 38,592,529 Shares (subject in each case to adjustment for stock splits, reclassifications, combinations and similar adjustments), DIRTT agrees that at each of the 2025 Meeting and the 2026 Meeting (and at any other meeting of DIRTT held prior to the Termination Date at which directors are to be elected), the Board, and any applicable committees thereof, will nominate Aron English or, failing him, such other Replacement Shareholder Director designated by 22NW in accordance with Section 3.4 (the "22NW Director") for election as a director and the 22NW Director shall be a DIRTT Nominee.
3.3
Subject to WWT, together with its Affiliates, continuing to beneficially own, or exercising control or direction over at least the lesser of (i) not less than 20% of the then issued and outstanding Shares and (ii) 38,592,529 Shares (subject in each case to adjustment for stock splits, reclassifications, combinations and similar adjustments), DIRTT agrees that at each of the 2025 Meeting and the 2026 Meeting (and at any other meeting of DIRTT held prior to the Termination Date at which directors are to be elected), the Board, and any applicable committees thereof, will nominate Shaun Noll or, failing him, such other Replacement Shareholder Director designated by WWT in accordance with Section 3.4 (the "WWT Director") for election as a director and the WWT Director shall be a DIRTT Nominee.
3.4
DIRTT shall recommend, support and use all commercially reasonable efforts to solicit proxies for the election of each of the Shareholder Directors at the 2025 Meeting and the 2026 Meeting (and at any other meeting of DIRTT held prior to the Termination Date at which directors are to be elected) in the same manner as it recommends, supports and solicits proxies for the election of the other DIRTT Nominees. If either Shareholder Director is unable or unwilling to serve as a director, resigns as a director, is removed as a director, or ceases to be a director for any other reason prior to the Termination Date, 22NW in the case of the 22NW Director, or WWT, in the case of the WWT Director, shall identify a replacement director (such individual, a "Replacement Shareholder Director"), and subject to Board approval (not to be unreasonably withheld, conditioned or delayed), the Board, and any applicable committees thereof, shall take such actions as are necessary to promptly appoint such Replacement Shareholder Director to serve as a director of DIRTT for the remainder of the applicable Shareholder Director’s term. Effective upon the appointment of the Replacement Shareholder Director to the Board, such Replacement Shareholder Director will be considered the applicable Shareholder Director for all purposes of this Agreement.
3.5
A Shareholder shall not be bound by the obligations set forth in Section 3.1 in respect of either the 2025 Meeting or the 2026 Meeting (or at any other meeting of DIRTT held prior to the Termination Date at which directors are to be elected), as applicable, in the event that the DIRTT Nominees for the applicable meeting, either (i) do not include the 22NW Director, in the case of 22NW, or the WWT Director, in the case of WWT (or an applicable Replacement Shareholder Director) and/or (ii) include more than one director nominee of the other Shareholder (or any successor to that Person).
3.6
Until the Termination Date, each Shareholder, together with its Affiliates, shall not beneficially own, or exercise control or direction over, Shares in excess of the Capped Amount (in the case of 22NW, excluding Shares issuable upon the conversion of the January Debentures and December Debentures subject to the Debt Purchase Agreement), regardless of the terms of the Rights Plan or whether or not the Rights Plan is approved at the 2024 SRP Meeting, or of any other shareholder rights plan(s) that may be adopted prior to the Termination Date, provided that the foregoing restriction shall cease to apply and be of no further force or effect from and after the occurrence of a Fall Off Event. At any time prior to the Termination Date, WWT may increase the number of Shares it beneficially owns, or exercises direction or control over, up to and including the Capped Amount by purchasing Shares in the market in compliance with applicable laws and the rules of the TSX; however, in no event shall the number of Shares beneficially owned by either Shareholder, or over which such Shareholder exercises control or direction, increase as a result of the issuance of Shares from treasury, other than pursuant to Section 3.9.
3.7
DIRTT acknowledges and agrees that WWT shall not be deemed to become an "Acquiring Person" by virtue of its acquiring Shares in accordance with Section 3.6 and shall remain a "Grandfathered Person" in accordance with the Rights Plan, notwithstanding any purchases made pursuant to Section 3.6 prior to the Termination Date. The parties acknowledge and agree that, prior to the Termination Date, any shareholder rights plan adopted by the Board shall include provisions to allow for WWT to acquire Shares as contemplated in Section 3.6 (in the same form as the Rights Plan).

3.8
Until the Termination Date, without the prior written consent of DIRTT, each Shareholder will not, and will cause its Representatives to not, directly or indirectly or jointly or in concert with any other Person:
(a)
solicit or participate or join with any Person in the solicitation of any proxies to vote, or seek to influence any Person with respect to the voting of, any Shares, in respect of the election of directors of DIRTT, in each case other than in accordance with the recommendation of the Board;
(b)
seek to requisition, join in any requisition or call a meeting of shareholders of DIRTT in respect of the election of directors of DIRTT;
(c)
(i) nominate or propose the nomination of any candidate for election to, the Board or (ii) effect or attempt to effect the removal of any member of the Board or otherwise alter the composition of the Board, in each case other than in accordance with Sections 3.2, 3.3 and 3.4;
(d)
submit or induce any Person to submit any shareholder proposal in respect of DIRTT pursuant to Section 136 of the ABCA;
(e)
advise, assist, encourage or act jointly or in concert with any other Person in connection with any of the foregoing; or
(f)
make any public disclosure of any consideration, intention, plan or arrangement inconsistent with any of the foregoing,

provided that, in each case, this Section 3.8 shall not prohibit or restrict (i) any Shareholder Director from taking any actions in his or her capacity as a director of DIRTT or (ii) any Shareholder or its Affiliates from providing its views privately to any member of the Board or management of DIRTT regarding any matter as long as such private communications or requests would not reasonably be expected to require public disclosure of such communications or requests by DIRTT or the Shareholder and its Affiliates.

3.9
Until the Termination Date, without the written consent of the Company, neither Shareholder nor its respective Affiliates shall become the beneficial owner of any January Debentures, December Debentures, or any other debt securities convertible into Shares; provided that 22NW shall not be in breach of this provision as a result of its beneficial ownership of the January Debentures and the December Debentures subject to the Debt Purchase Agreement, which shall be repurchased by the Company in accordance therewith.
3.10
Until the Termination Date, DIRTT agrees that it will not enter into any transaction with one Shareholder or any other person beneficially owning more than 10% of the outstanding Shares or their respective Affiliate(s) involving the direct or indirect issuance to such Shareholder or such other person or their respective Affiliates of additional Shares, or securities or other rights convertible or exercisable or otherwise entitling such party or other person to additional Shares, without providing the other Shareholder or both Shareholders, as applicable, the opportunity, on reasonable notice, to participate in such transaction on the same terms (including, without limitation, as to the number of Shares to be acquired by such party).

Section 4.
Agreement to Support Rights Plan
4.1
Subject to the Board approving the Rights Plan and the Rights Plan being submitted for approval at the 2024 SRP Meeting, each Shareholder, on behalf of itself and each of its Affiliates, hereby agrees to (i) complete and cause the management forms of proxy, voting instruction forms and other voting directions, as applicable, in respect of all Shares that it is entitled to vote at the 2024 SRP Meeting, to be validly executed and delivered and to be voted in favour of the approval of the Rights Plan, and not withdraw those forms of proxy or voting instructions or directions, as applicable; and (ii) make such efforts as reasonably requested by the Board to promote the approval of the Rights Plan by the shareholders of DIRTT at the 2024 SRP Meeting. Each Shareholder shall take all other necessary or advisable actions to cause such Shares to be so voted and shall provide evidence to DIRTT that such Shares have been voted in accordance with this Agreement at least seven Business Days prior to the 2024 SRP Meeting.
4.2
Until the Termination Date, each Shareholder agrees not to commence an unsolicited Take-over Bid (as such term is defined in the Rights Plan) for the Shares; provided that either Shareholder shall not be bound by this Section 4.2 if any Person (other than either of the Shareholders or their respective Affiliates) makes a "Permitted Bid" (as such term is defined in the Rights Plan) under the Rights Plan or the Board waives the application of the Rights Plan in respect of any Person in accordance with the terms thereof. If the Rights Plan is not approved at the 2024 SRP Meeting or is otherwise not in effect prior to the Termination Date, a Shareholder is not permitted to commence a take-over bid prior to the Termination Date; provided that if a Person (other than either of the Shareholders or their respective Affiliates) commences a take-over bid relating to DIRTT by filing a take-over bid circular in accordance with Canadian securities laws, or otherwise acquires beneficial ownership of 20% or more of the outstanding Shares (other than an underwriter or member of a banking or selling group that becomes the beneficial owner of 20% or more of the Shares in connection with a distribution of securities of the Company pursuant to an underwriting agreement with the Company), either Shareholder may commence a competing take-over bid in accordance with Canadian securities laws.
4.3
DIRTT acknowledges that each Shareholder has independent disclosure obligations regarding this Agreement under the Early Warning Requirements.
4.4
DIRTT agrees that until the Termination Date, it will not waive, or allow a waiver of, any terms of the Rights Plan for the benefit of one Shareholder or its Affiliates or any other Person without concurrently providing a waiver on similar terms to the Shareholder(s) and their respective Affiliates. DIRTT shall not grant any waiver of the terms of this Agreement as they apply to a Shareholder without the prior written consent of the other Shareholder.
Section 5.
Mutual Non-Disparagement
5.1
Each Shareholder agrees that prior to the Termination Date, neither it nor any of its Affiliates nor any of its Representatives or other Person acting on their behalf shall make or cause to be made any written or oral statement, announcement or communication, in any public media or forum, that would reasonably be expected to disparage the reputation, qualifications, character, conduct or behaviour of DIRTT or its Affiliates or any of their respective Representatives in connection with any matter arising out of or relating to DIRTT or any of its Affiliates (provided, for greater certainty, that nothing in this Section 5.1 shall restrict any Person from (i) truthfully answering any question from any regulatory or judicial body, (ii) complying with any regulatory requirements, including but not limited to, complying with the requirements of the Early Warning Requirements or (iii) communicating privately among the Shareholder and its Affiliates and Representatives (in

their respective capacities as such) and DIRTT and its Affiliates, and Representatives (in their respective capacities as such)).
5.2
DIRTT agrees that prior to the Termination Date, neither it nor any of its Affiliates nor any of their Representatives or other Person acting on behalf of DIRTT or its Affiliates shall make or cause to be made any written or oral statement, announcement or communication, in any public media or forum, that would reasonably be expected to disparage the reputation, qualifications, character, conduct or behaviour of the Shareholder or any of its respective Representatives in connection with any matter arising out of or relating to DIRTT or any of its Affiliates (provided, for greater certainty, that nothing in this Section 5.2 shall restrict any Person from (i) truthfully answering any question from any regulatory or judicial body, (ii) complying with any regulatory requirements, or (iii) communicating privately among DIRTT and its Affiliates, and Representatives (in their respective capacities as such) and the Shareholder and its Affiliates and Representatives (in their respective capacities as such)).
Section 6.
Representations and Warranties
6.1
DIRTT represents and warrants as follows as of the date hereof:
(a)
DIRTT has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement; and
(b)
this Agreement has been duly and validly authorized, executed and delivered by DIRTT, constitutes a valid and binding obligation and agreement of DIRTT and is enforceable against DIRTT in accordance with its terms.
6.2
22NW represents and warrants as follows as of the date hereof:
(a)
22NW, together with its Affiliates, is the beneficial owner of the Capped Amount (excluding Shares issuable upon the conversion of the January Debentures and December Debentures subject to the Debt Purchase Agreement). 22NW has all power necessary to vote such Shares and, other than pursuant to this Agreement, none of such Shares are subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind;
(b)
it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement;
(c)
22NW, together with its Affiliates, is the beneficial owner of C$18,915,000 principal amount of January Debentures and C$13,638,000 principal amount of December Debentures; and
(d)
this Agreement has been duly and validly authorized, executed and delivered by it, constitutes a valid and binding obligation and agreement of it and is enforceable against it in accordance with its terms.
6.3
WWT represents and warrants as follows as of the date hereof:
(a)
WWT, together with its Affiliates, is the beneficial owner of 53,380,753 Shares. WWT has all power necessary to vote such Shares and, other than pursuant to this Agreement, none of such Shares are subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind;
(b)
it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement; and
(c)
this Agreement has been duly and validly authorized, executed and delivered by it, constitutes a valid and binding obligation and agreement of it and is enforceable against it in accordance with its terms.
Section 7.
Remedies for Breach
7.1
Each party acknowledges and agrees that irreparable harm will occur in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached and that such injury may not be adequately compensable in monetary damages. It is accordingly agreed that each party shall, in addition to any other remedy to which they may be entitled at law or in equity, be entitled to seek specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other party hereto will not take any action, directly or indirectly, in opposition to the party seeking relief on the grounds that any other remedy or relief is available at law or in equity, nor seek that the moving party for injunctive relief be required to deposit any funds with the court in support of such remedy.
Section 8.
Termination
8.1
The provisions of this Agreement shall terminate upon, and this Agreement shall remain in full force and effect and shall be fully binding on the parties hereto in accordance with the provisions hereof until, the earlier of (i) if the repurchase of all of the January Debentures and December Debentures owned by 22NW and its Affiliates is not completed by DIRTT within 30 days following the date hereof; (ii) the Board does not approve the Rights Plan; (iii) the 2024 SRP Meeting is not held on or before January 31, 2025, unless the 2024 SRP Meeting is not held prior to such date as a result of any Regulations or any action or inaction by a Shareholder; (iv) any material breach of this Agreement by a party hereto, upon five (5) Business Days' written notice by the non-breaching parties to the breaching party if such breach has not been cured within such notice period, in which event this Agreement can be terminated by one or both of the non-breaching parties; or (v) the date which is 90 days following the 2026 Meeting (the "Termination Date").
8.2
The Termination Date shall not be extended past a date which is 90 days following the 2026 Meeting without the written consent of the TSX.
Section 9.
Assignment
9.1
This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. No party to this Agreement may assign any of its rights or benefits under this Agreement, or delegate any of its duties or obligations, except with the prior written consent of the other parties.
Section 10.
Entire Agreement
10.1
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understanding, negotiations and discussions, whether written or oral, including the Original Agreement which shall be of no further force or effect. There are no conditions, restrictions, agreements, promises, representations, warranties, covenants or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or permitted assigns.
Section 11.
Notices
11.1
Any demand, notice or other communication authorized or required or permitted to be given in connection with this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by email, or as of the following business day if sent by prepaid overnight courier, to the parties at the following addresses (or at such other addresses as shall be specified by either party by notice to the other given in accordance with the provisions of this Section 11.1):
(a)
if to DIRTT:

7303 – 30th Street S.E.

Calgary, AB T2C 1N6

Attention: Fareeha Khan, Chief Financial Officer

Email:

(b)
if to 22NW:

Attention: Aron English
Email:

(c)
if to WWT:

Attention: Shaun Noll
Email:

Section 12.
Governing Law and Jurisdiction
12.1
This Agreement shall be interpreted in accordance with, and shall be governed by, the laws of the Province of Alberta and the federal laws of Canada applicable therein.
12.2
Each of the parties irrevocably and unconditionally: (i) submits to the exclusive jurisdiction of the courts of the Province of Alberta over any action or proceeding arising out of or relating to this Agreement: (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts; and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

Section 13.
No Waiver
13.1
Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
Section 14.
Severability
14.1
If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.
Section 15.
Time of Essence
15.1
Time is of the essence of this Agreement.
Section 16.
Execution in Counterparts
16.1
This Agreement may be executed in counterparts and delivered by fax transmission or by email/PDF, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement.

[Signature page follows]

IN WITNESS WHEREOF the parties have executed this Agreement as of the 2nd day of August, 2024.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

By:	/s/ Benjamin Urban
Name: Benjamin Urban Title: Chief Executive Officer

22NW FUND, LP By: 22NW Fund GP, LLC General Partner

By:	/s/ Aron English
Name: Aron English Title: Manager

WWT OPPORTUNITY #1 LLC

By:	/s/ Shaun Noll
Name: Shaun Noll Title: Managing Member